Exhibit 99.1

Virtusa Announces Fourth Quarter Fiscal Year 2012 Consolidated Financial Results and Share Repurchase Plan

•                  Fourth quarter fiscal 2012 revenue of $74.2 million increased 3% sequentially and 27% year-over-year. Fourth quarter fiscal 2012 diluted EPS increased to $0.23, compared to diluted EPS of $0.21 for the year ago period.

•                  Full year fiscal 2012 revenue of $277.8 million increased 27% year-over-year. Full year fiscal 2012 diluted EPS increased to $0.79, compared to diluted EPS of $0.66 for the full year fiscal 2011.

•                  Income from operations for the full year fiscal 2012 increased 34% to $23.9 million.

•                  Board authorizes share repurchase program of up to $15 million of common stock

Westborough, MA — (May 9, 2012) Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad range of information technology services, including IT consulting, technology implementation and application outsourcing services, today reported consolidated financial results for the fourth quarter and  fiscal year 2012, ended March 31, 2012.

Fourth Quarter Fiscal 2012 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2012 was $74.2 million, an increase of 3% sequentially and 27% year-over-year in reported currency.  On a constant currency basis,(1) fourth quarter revenue increased 3% sequentially and 28% year-over-year.

Virtusa reported income from operations of $7.1 million for the fourth quarter of fiscal 2012, an increase compared to $6.6 million for the third quarter of fiscal 2012, and an increase compared to $5.7 million for the fourth quarter of fiscal 2011.

Net income for the fourth quarter of fiscal 2012 was $5.8 million, or $0.23 per diluted share, an increase compared to $5.6 million, or $0.22 per diluted share, for the third quarter of fiscal 2012, and an increase compared to $5.2 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2011.

Fiscal Year 2012 Consolidated Financial Results

For the fiscal year ended March 31, 2012, revenue increased 27% both in reported as well as in constant currency, to a record $277.8 million, compared to $218.0 million for the fiscal year ended March 31, 2011.

Virtusa reported income from operations of $23.9 million for fiscal year 2012, an increase compared to $17.8 million for fiscal year 2011.

Net income for fiscal year 2012 was $20.0 million, or $0.79 per diluted share, an increase compared to $16.2 million, or $0.66 per diluted share, for fiscal 2011.

The Company ended fiscal 2012 with $85.4 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash generated from operations was $20.9 million for fiscal year 2012.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We had a solid fourth quarter capping off a strong year.  We have made great strides in building a sustainable growth platform by diversifying our client base, further strengthening our business consulting teams, deepening our industry expertise and expanding our solutions offerings.  The result was broad-based growth across industries and geographies and the best client foundation in our history from which to drive future revenue growth.”

Ranjan Kalia, Chief Financial Officer, said, “Our focus on growing the top line while realizing operating efficiencies enabled us to significantly increase operating margins as we moved throughout the fiscal year.”  Mr. Kalia added, “Our 2013 full year fiscal guidance reflects the continuation of these efforts as we intend to drive market leading revenue growth while expanding the bottom line at a faster rate.”

In addition, Virtusa’s board of directors authorized a share repurchase program of up to $15 million of the Company’s common stock over the next twelve months. Share repurchases under the program may be made through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act of 1934. While the board of directors has approved the share purchasing guidelines, the timing of repurchases and the exact number of shares of common stock to be purchased will be determined by the Company’s management, at its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.  The Company’s fiscal year 2013 current financial guidance does not consider any potential impact from the share repurchase program.

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  First quarter fiscal 2013 revenue is expected to be in the range of $75.0 to $77.0 million, with diluted EPS of $0.20 to $0.24.

•                  Fiscal year 2013 revenue is expected to be in the range of $314.0 to $330.0 million, with diluted EPS of $0.95 to $1.11.

The Company’s first quarter and fiscal year 2013 diluted EPS estimates assume an average share count of approximately 25.5 million and 25.7 million respectively, (assuming no further exercises of stock-based awards) and assume a stock price of $13.37, which was derived from the average closing price of the Company’s stock over the five trading days ended on May 8, 2012.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, May 9, 2012 at 5:00 pm Eastern time to discuss the Company’s fourth quarter and full fiscal year 2012 financial results, current financial guidance, and other corporate developments.   To access this call, dial 888-417-8516 (domestic) or 719-325-2309 (international).  A replay of this conference call will be available through May 16, 2012 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 1246467.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011, 2012 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Footnotes and Non-GAAP Financial Information

(1) To determine year-over-year constant currency revenue for the Company’s fourth quarter of fiscal 2012, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2011 of 1.61 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2012 of 1.58 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s fourth quarter of fiscal 2012, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2011 of 1.57 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2012 of 1.58 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the  growth of our business, the share repurchase program and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including ALaS Consulting LLC; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2012	March 31, 2011

Assets:
Cash and cash equivalents	$58,105	$50,218
Short-term investments	23,055	45,713
Accounts receivable, net	58,789	41,823
Unbilled accounts receivable	7,634	7,512
Prepaid expenses	6,552	6,074
Deferred income taxes	3,693	1,244
Restricted cash	2,828	163
Other current assets	5,831	6,284
Total current assets	166,487	159,031

Property and equipment, net	32,843	29,183
Long-term investments	4,269	15,819
Deferred income taxes	8,348	7,591
Goodwill	35,472	19,046
Intangible assets, net	18,248	9,666
Other long-term assets	7,726	5,841
Total assets	$273,393	$246,177

Liabilities:
Accounts payable	$8,649	$7,692
Accrued employee compensation and benefits	17,844	13,447
Accrued expenses and other current liabilities	22,011	12,976
Income taxes payable	3,553	1,652
Total current liabilities	52,057	35,767
Long-term liabilities	3,162	3,074
Total liabilities	55,219	38,841

Stockholders’ equity	218,174	207,336
Total liabilities and stockholders’ equity	$273,393	$246,177

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011

Revenue	$74,231	$58,294	$277,771	$217,979
Costs of revenue	47,786	36,105	177,434	134,496
Gross profit	26,445	22,189	100,337	83,483
Total operating expenses	19,378	16,532	76,438	65,697

Income from operations	7,067	5,657	23,899	17,786

Other income (expense):
Interest income, net	716	640	2,478	1,974
Foreign currency transaction gains (losses)	291	(270)	227	(1,436)
Other, net	(85)	(62)	(158)	(97)
Total other income (expense)	922	308	2,547	441

Income before income tax expense	7,989	5,965	26,446	18,227
Income tax expense	2,191	739	6,411	2,027

Net income	$5,798	$5,226	$20,035	$16,200

Net income per share of common stock:
Basic	$0.23	$0.22	$0.81	$0.68
Diluted	$0.23	$0.21	$0.79	$0.66
Weighted average number of common shares outstanding
Basic	24,757,310	24,182,100	24,643,063	23,783,457
Diluted	25,483,096	25,130,760	25,383,650	24,714,808

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Year Ended
	March 31,
	2012	2011
Cash flows provided by operating activities:
Net income	$20,035	$16,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,305	8,398
Share-based compensation expense	5,102	3,921
Loss (gain) on disposal of property and equipment	16	(33)
Deferred income taxes, net	(1,778)	(986)
Foreign currency (gain) loss, net	(227)	1,436
Excess tax benefits from stock option exercises	(1,422)	(758)
Net changes in operating assets and liabilities:
Accounts receivable, net	(17,281)	(11,978)
Prepaid expenses and other current assets	(1,989)	(2,783)
Other long-term assets	(2,805)	(677)
Accounts payable	1,579	245
Accrued employee compensation and benefits	4,088	3,496
Accrued expenses and other	3,983	2,612
Income taxes payable	3,981	1,774
Other long-term liabilities	(670)	(1,101)
Net cash provided by operating activities	20,917	19,766
Cash flows used for investing activities:
Proceeds from sale of property and equipment	114	101
Purchase of short-term investments	(9,481)	(20,647)
Proceeds from sale or maturity of short-term investments	36,825	30,441
Purchase of long-term investments	(5,900)	(30,815)
Proceeds from sale or maturity of long-term investments	10,406	11,808
Business acquisition, net of cash acquired	(25,055)	(3,219)
Decrease (increase) in restricted cash	(2,645)	3,704
Purchase of property and equipment	(13,557)	(9,718)
Net cash used for investing activities	(9,293)	(18,345)
Cash flows provided by financing activities:
Proceeds from exercise of common stock options	1,962	4,649
Payment of contigent consideration related to acquisitions	(1,620)	—
Principal payments on capital lease obligation	(932)	(1,116)
Excess tax benefits from stock option exercises	1,422	758
Net cash provided by financing activities	832	4,291
Effect of exchange rate changes on cash and cash equivalents	(4,569)	655
Net increase in cash and cash equivalents	7,887	6,367
Cash and cash equivalents, beginning of period	50,218	43,851
Cash and cash equivalents, end of period	$58,105	$50,218

Supplemental Non-GAAP Financial Information as of March 31, 2012 and 2011

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$58,105	$50,218

Short-term investments	23,055	45,713
Long-term investments	4,269	15,819
Total short-term and long-term investments, end of period	27,324	61,532

Total cash and cash equivalents, short-term investments and long-term investments	$85,429	$111,750

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Jennifer Hrycyszyn
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617.275.6519
jhrycyszyn@greenoughcom.com

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com